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                                                                    EXHIBIT 10.1


                               FIRST AMENDMENT TO
                            BAKER HUGHES INCORPORATED
                          SUPPLEMENTAL RETIREMENT PLAN
             AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003


         THIS AGREEMENT by Baker Hughes Incorporated, a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Baker Hughes Incorporated Supplemental Retirement Plan which was amended and restated effective as of January 1, 2003 (the "Plan");

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Company agrees that effective as of July 23, 2003, the Plan is hereby amended as follows:

         (1) Section 3.06 of the Plan is completely amended and restated to provide as follows:

                  3.06 TIME AND FORM OF PAYMENT SPECIFIED IN PARTICIPANT DEFERRAL ELECTION. A Participant Deferral election shall indicate the applicable time and form of payment, as provided in Sections 9.02 and 9.03, for the Pay deferred under the election for such Plan Year and the net income (or net loss) allocated with respect thereto. Such time and form of payment election for such Plan Year shall also apply to any Company Deferrals for such Plan Year and the net income (or net loss) allocated with respect thereto. Each Participant's Accounts shall be divided into subaccounts to reflect the Participant's various elections respecting time and form of payment. Notwithstanding the foregoing, with respect to the portion of a Participant's Account attributable to the amount, if any, credited to his Account on December 31, 1994, under the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan, such portion and the net income (or net loss) allocated with respect thereto shall be allocated to a subaccount which shall be payable at the time and in the form provided under the Plan as in effect immediately prior to such restatement. In accordance with procedures established by the Plan Administrator, a Participant may elect to have his Account or subaccount balance paid or commence to be paid (i) upon the expiration of a specified term following the Participant's Termination of Employment, (ii) as soon as administratively practicable after December 31 of the Plan Year in which the Participant's Termination of Employment occurs, (iii) on a date specified by the Participant that is at least 18 months following the end of the Plan Year for which the deferral election is made, or
         (iv) upon the earlier to occur of the date specified in clause (iii) or the date specified in clause (ii) (the "DEFERRAL PERIOD"). The Plan Administrator is authorized to establish written guidelines concerning

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         limitations on the number of subaccounts respecting time and form of payment that may be maintained under the Plan for any given Participant. Any such written guidelines shall be deemed to be incorporated by reference in the Plan. Once an election as to time and form of payment has been made for a Plan Year, the election may not be changed by the Participant or former Participant except as specified in
         Section 3.07.

         (2) Notwithstanding any other provision of the Plan, in accordance with procedures established by the Plan Administrator, during a one-month period that will be established by the Plan Administrator, a Participant will have the opportunity to elect to change the time and/or form of payment he selected for the amounts credited to his Account or subaccounts to select the new time of payment option permitted under Section 3.06 for some or all of the amounts credited to his Account or subaccounts. However, any such election change may not provide for a payment commencement date that is earlier than 18 months after the date on which the election change is made. Further, any such election change shall be void if the Participant voluntarily incurs a Termination of Employment within the 18-month period starting on the date of his election change.

         (3) The heading in Article IX shall be changed to "PAYMENT OF
BENEFITS".


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on this 6th day of November, 2003.



                                     BAKER HUGHES INCORPORATED


                                     By       /s/ James R. Wilhite
                                       -----------------------------------------
                                       Name:  James R. Wilhite
                                       Title: Director, Compensation, Benefits &
                                              Corporate Human Resources